THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF CERTAIN SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THAT CERTAIN SUBORDINATION AGREEMENT, DATED THE DATE HEREOF, IN FAVOR OF KOCH MINERALS, LLC, AS THE SAME MAY BE AMENDED, RESTATED, CONSOLIDATED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT").  THIS INSTRUMENT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNTIL THE PURCHASER, ASSIGNEE OR TRANSFEREE HAS BECOME A PARTY TO AND BOUND BY SUCH SUBORDINATION AGREEMENT.

NOTE
$1,500,000.00 June 27, 2016
For value received, the undersigned, NEIL SINGER, an individual ("Borrower", which term shall include any subsequent permitted assigns), promises to pay to the order of Capstone Companies, Inc., a Florida corporation ("Lender"; which term shall include any subsequent holder hereof), in lawful money of the United States of America, without setoff, deduction or counterclaim, the principal amount of One Million Five Hundred Thousand Dollars (U.S. $1,500,000.00), together with interest thereon as provided below.
Following execution of this Note, Borrower shall assign this Note (and all of his rights and obligations hereunder) to NLO Holdco, LLC, a Delaware limited liability company ("NLO") and an affiliate of Borrower, and, immediately following such assignment, NLO shall assign this Note (and all of its rights and obligations hereunder) to ACK NLO, LLC, a Delaware limited liability company ("Newco") and an affiliate of NLO and Borrower (collectively, the "Assignments").  Lender hereby acknowledges and agrees that the Assignments shall relieve Neil Singer of all of his individual obligations to Lender hereunder and waives and releases any and all claims or rights of any kind that Lender may have against Neil Singer in his individual capacity for the obligations hereunder following the Assignments.
Interest shall accrue on the outstanding principal balance of this Note at an annual rate of 3.5% (the "Applicable Rate"), which is the rate of interest published in the Wall Street Journal as the prime rate in effect as of the date hereof.
Interest on the outstanding principal balance of this Note shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.  Interest on the outstanding principal balance of the Note that has accrued and is outstanding on December 31 of each year shall be added to and treated as principal outstanding under the Note as of January 1 of the following year, and interest shall accrue thereon as otherwise provided herein.
Subject to any restrictions contained in the Subordination Agreement, the outstanding principal amount under this Note, and all accrued and unpaid interest thereon, shall be due upon the earlier of (i) a Change in Control of Newco or (ii) June 27, 2025.  "Change in Control" means, directly or indirectly, (i) the acquisition by any person or group of persons (other than an affiliate of Newco, including, for the avoidance of doubt, NLO and/or AC Kinetics, Inc., a Delaware corporation and an affiliate of NLO and Newco ("ACK")) who does not currently own at least 50% of the voting equity, in the aggregate, of Newco, (ii) any merger, reorganization, or similar transaction between Newco and any person (other than an affiliate of Newco, including, for the avoidance of doubt, NLO and/or ACK), (iii) a divestiture

(whether by sale or exclusive license), not in the ordinary course of business, of all or substantially all of the assets of Newco (other than to an affiliate of Newco, including, for the avoidance of doubt, NLO and/or ACK).
Notwithstanding anything to the contrary herein, but subject to any restrictions contained in the Subordination Agreement, Borrower may prepay this Note (or cause this Note to be prepaid) in whole without the consent of Lender.
This Note shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender and, except as otherwise set forth herein, shall only be assignable on the same terms and conditions as that certain Securities Purchase Agreement, dated as of the date hereof, by and among Borrower, Lender and ACK.
Time is of the essence of this Note.  To the fullest extent permitted by applicable law, Borrower, for itself and its successors and assigns, waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to any extensions of time, renewals, releases of any parties to this Note, waivers and any other modifications that may be granted or consented to by Lender from time to time in respect of the time of payment or any other provision of this Note.
This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.
BORROWER:

/s/ Neil Singer
Neil Singer, individually

ACCEPTED AND AGREED:
LENDER:
CAPSTONE COMPANIES, INC.

By: /s/ James G McClinton
      Name: James G. McClinton
      Title: C.F.O.